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                                                                 EXHIBIT 10.21

                             RENTX INDUSTRIES, INC.

               NONQUALIFIED  STOCK  OPTION  PLAN - JANUARY, 1997


ARTICLE 1:  DEFINITIONS

1.1 COMPANY. The Company is RentX Industries, Inc., a Delaware corporation, and its successors and assigns.

1.2 SUBSIDIARY. A Subsidiary is any corporation in which the Company owns at least 80% of the total voting power and value of its stock.

1.3  BOARD.  The Board is the board of directors of the Company.

1.4 STOCK. Stock is the authorized $.01 par value nonvoting Class B Common Stock ("Class B Common") of the Company (or the authorized $.01 par value Class A Common Stock ("Class A Common") of the Company if, pursuant to the Company's certificate of incorporation, as amended, each share of the Company's issued and outstanding Class B Common is reclassified and changed into one share of Class A Common and the outstanding rights to receive Class B Common from the Company become outstanding rights to acquire Class A Common on a share-for share-basis), and includes Stock to be issued as outstanding shares pursuant to exercise of a Stock Option.

1.5 PLAN. Any reference to the Plan is to this Nonqualified Stock Option Plan of the Company, as it may be amended.

1.6 OPTIONEE. An Optionee is any key employee ("Key Employee") of, or key consultant ("Key Consultant") to, the Company or any Subsidiary whose judgment, initiative and continued efforts are expected to contribute to the successful conduct of the business of the Company or any Subsidiary, as determined by the Board, and to whom the Board has granted a Stock Option.

1.7 GRANT DATE. The Grant Date refers to the date and time when Stock is offered for sale to an Optionee under a Stock Option, as determined under 4.3.

1.8 STOCK OPTION. A Stock Option is the right granted to an Optionee under this Plan to acquire Stock pursuant to the Optionee's Stock Option Agreement.

1.9 STOCK OPTION PRICE. Stock Option Price is the exercise price established by the Board with respect to an Optionee's Stock Option.
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1.10  STOCK OPTION AGREEMENT.  A Stock Option Agreement is the contract under which an Optionee is given the right to acquire Stock pursuant to this Plan.

1.11  CODE.  The Internal Revenue Code of 1986, as it may be amended.


ARTICLE 2:  PURPOSE AND TAX STATUS

2.1 PURPOSE. The purpose of this Plan is to give selected Key Employees and Key Consultants an opportunity to acquire a proprietary interest in the Company.

2.2 TAX STATUS. The Stock Options granted under this Plan are nonqualified stock options (that is, options that do not qualify as incentive stock options
under the Code).   Optionees are urged to consult with their own tax advisors with respect to the federal and state income taxation of the grant, exercise and disposition of Stock pursuant to a Stock Option.

2.3 INTERPRETATION. This Plan and any Stock Option Agreement, as well as all questions arising thereunder, shall be interpreted and answered in the manner consistent with the Code and applicable Treasury Regulations relating to nonqualified stock options.


ARTICLE 3:  ADMINISTRATION

3.1 BOARD OF DIRECTORS. The Plan shall be administered by the Board. Directors of the Company, who are Key Employees or Key Consultants either eligible for Stock Options or to whom Stock Options have been granted, may vote on matters of Plan administration, including the granting of Stock Options.

3.2 AUTHORITY OF BOARD. The Board shall have full authority to administer this Plan, including authority to interpret and construe any provision of this Plan and to adopt such rules and regulations as it may deem necessary in order to administer the Plan. Without limitation, the Board is authorized to:

[a]    Direct the grant of Stock Options;

[b] Determine the identity of Key Employees and Key Consultants who shall be granted Stock Options, the Grant Date, and the number of shares of Stock to be covered by such Stock Options;

[c]    Determine the Stock Option Price;

[d]    Determine the nature and amount of consideration for the Stock;





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[e]    Determine the manner and the times at which the Stock Options shall be exercisable, including the discretion to accelerate the time of the exercise of such Stock Options;

[f] Determine other conditions and limitations, if any, on each Stock Option granted under this Plan (which need not be identical, but which shall comply with the terms of this Plan);

[g] Prescribe the form or forms of the instruments evidencing the Stock Options and any restrictions imposed on the Stock and of any other instruments required under this Plan and to change such forms from time to time;

[h] Waive compliance (either generally or in any one or more particular instances) by an Optionee with the requirements of any rule or regulation with respect to a Stock Option, subject to the terms of this Plan;

[i] Impose restrictions, or waive any restrictions imposed, with respect to the transferability or voting of stock acquired by the exercise of Stock Options; and

[j] Decide all questions and settle all controversies and disputes which may arise in connection with this Plan.

3.3 ACTIONS OF BOARD. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. In addition to any other rights of indemnification, each Board member shall be indemnified by the Company against reasonable expenses (including attorneys' fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding (or in connection with any appeal) to which such person may be a party by reason of an action taken, or any failure to act, in connection with this Plan and any Stock Option granted under it. This indemnification shall further extend to all amounts paid by any Board member either in a settlement approved by independent legal counsel selected by the Board or pursuant to a judgment in any such action, suit or proceeding, provided that the Board member acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company. Any action taken by the Board under this Plan may be made without notice or meeting of the Board in a writing signed by all members of the Board.

ARTICLE 4:  GRANT OF STOCK OPTION

4.1 SHARES AVAILABLE. There shall be 37,099 shares of Stock available for issuance under this Plan. All shares underlying Stock Options granted under this Plan which for any reason are not exercised prior to option expiration, or which are otherwise





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cancelled or forfeited, shall be available for granting of further Stock
Options under this Plan.

4.2 PARTICIPATION. Grants of Stock Options may be made to any Key Employee or Key Consultant. In determining Optionees in its discretion, the Board shall consider granting Stock Options to those individuals whose judgment, initiative and continued efforts are expected to contribute to the successful conduct of the business of the Company or any Subsidiary. Individuals who have been granted Stock Options may, if otherwise eligible, be granted additional Stock Options.

4.3 GRANT DATE. With respect to a Stock Option, the Grant Date is the date and time the Company completes the corporate action constituting an offer of Stock for sale to an Optionee under a Stock Option. Unless otherwise specifically determined by the Board, the Stock shall be deemed offered to an Optionee when the Board approves the Stock Option grant. If the Board specifically determines that the Stock shall be offered to an Optionee at a date and time subsequent to Board approval or if there is an unreasonable delay in giving notice of the grant of a Stock Option to the Optionee, the date of the offer to the Optionee shall be the Grant Date.

4.4 NOTICE. Notice of the grant of a Stock Option shall be given to the Optionee within a reasonable time.

4.5 AGREEMENT. Each Stock Option shall be evidenced by a written Stock Option Agreement, signed on behalf of the Company, containing such terms and provisions as the Board may determine, subject to the provisions of this Plan. If the Optionee fails to sign and deliver an original of the Stock Option Agreement to the Company within thirty days after such agreement has been delivered to the Optionee, the Stock Option granted by such Stock Option Agreement shall automatically terminate at the end of such thirty-day period (unless the Board otherwise determines).

4.6 PERIOD OF GRANT. No Stock Option shall be granted under this Plan after ten years from the date this Plan is adopted by the Board or approved by the shareholders of the Company (whichever is earlier). Stock Options outstanding ten years or more after the effective date of the Plan shall continue to be governed by the provisions of this Plan.

4.7 TERMS. The Board may impose such terms and conditions upon the exercise of a Stock Option as the Board shall deem appropriate, in its discretion. Without limitation, these provisions include all matters relating to granting, vesting, exercise, payment and termination of any Stock Option. Any such provision shall be set forth in the Stock Option Agreement between the Company and an Optionee.





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ARTICLE 5:  EXERCISE OF STOCK OPTIONS

5.1 TIME OF EXERCISE. Any Stock Option granted under this Plan shall be exercisable at any time or times within the period specified in the Stock Option Agreement, which period shall not be more than ten years from January 31, 1997. The provisions on exercise of the Stock Option, including any provision on earlier termination, shall be as determined by the Board. If any Stock Option is not exercised during the applicable exercise period, it shall be deemed to have been forfeited as of the expiration of such period and shall be of no further force or effect.

5.2 MANNER OF EXERCISE. Each exercise of a Stock Option, in whole or in part, shall be made by the Optionee's delivery of written notice of such exercise to the Company. Such notice shall be signed by the Optionee and shall set forth the number of shares of Stock with respect to which the Stock Option is being exercised and the Company's offer accepted, and shall specify the date on which payment will be made. The date of payment shall be at least three, but no more than five, days after the giving of such notice, unless an earlier date shall have been agreed upon by the Optionee and the Company.

5.3 ENFORCEABLE CONTRACT. The Optionee's written notice of exercise shall constitute the Optionee's acceptance of the Company's offer under this Plan, and shall create personal liability on the Optionee with respect to such person's contractual promise. Upon such acceptance by the Optionee, all legal remedies to enforce such contractual promise shall be available to both the Company and the Optionee, including rights to damages or specific performance.

5.4 CLOSING. On the date specified in the notice of exercise and conditioned upon the Optionee's payment of the Stock Option Price for all Stock being acquired and satisfaction by the Optionee of the other conditions to closing set forth in 5.5, the Company shall deliver (or cause to be delivered) to the Optionee a stock certificate for the number of shares of Stock with respect to which the Stock Option is being exercised, which stock certificate shall immediately be endorsed and delivered under the Voting Trust Agreement described in 5.5 in exchange for a voting trust certificate delivered under such Voting Trust Agreement. Unless the Stock Option Agreement otherwise provides or unless the Board otherwise determines, the acquisition price shall be paid by the Optionee in cash, either by personal check which clears in the ordinary course, by bank cashier's check or by certified check (in all cases, in immediately available funds). The shares, which shall be fully paid, nonassessable and registered in the name of the Optionee, shall be delivered at the office of the Company or at the office of its stock transfer agent, as the Company may determine (subject to 5.5). The Stock Option shall continue with respect to any remaining shares subject to the Stock Option as to which exercise and payment has not yet been made, subject to the terms of the applicable Stock Option Agreement.

5.5 STOCK ISSUANCE. Stock subject to a Stock Option shall be issued only upon delivery by the Optionee to the Company of [a] full payment in consideration for such Stock, as set forth in the Stock Option Agreement, [b] a Voting Trust





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Agreement signed by the Optionee, in such form as the Board may from time to time determine, and [c] an investment letter signed by the Optionee, in such form as the Board may from time to time determine. Notwithstanding the above, the Company shall not be obligated to deliver any Stock unless and until, in the opinion of the Company's counsel, there has been compliance with all applicable federal and state laws and regulations and only when all other legal matters in connection with the issuance and delivery of such Stock have been approved by the Company's counsel. In addition, the Optionee must notify the Company when such person makes any disposition of the Stock (whether by sale, gift or otherwise). The Company shall use its best efforts to effect any such compliance, and the Optionee shall take any such action reasonably requested by the Company; provided, however, that in no event shall the Company be required to file a registration statement under the Securities Act of 1933 or any state securities law to satisfy its obligation to use its best efforts to effect such compliance. An Optionee shall have the rights of a shareholder of the Company only as to shares actually acquired by and issued to such person under this Plan.

5.6 EMPLOYMENT TERMINATION. Every Stock Option granted under this Plan shall terminate as set forth in the Optionee's Stock Option Agreement.

5.7 LEAVE OF ABSENCE: For purposes of this Plan, employment of an Optionee shall be treated as continuing intact while such person is on sick leave, military leave or other bona fide leave of absence if the period of such leave does not exceed ninety days. If such person's leave exceeds ninety days, employment shall be treated as terminated for purposes of this Plan on the ninety-first day of such leave unless such person's right of continued employment is guaranteed either by statute or contract.


ARTICLE 6:  GENERAL PROVISIONS

6.1 CAPITAL CHANGES. The number of shares and purchase price of Stock previously made subject to Stock Options and the aggregate number of shares which may subsequently be made subject to Stock Options shall not change in the event of any change to the shares of Stock or to any other class or series of capital stock of the Company or any rights relating thereto, whether by reason of recapitalization, change in conversion rates, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise, except that appropriate adjustments shall be made by the Board in the number of shares and purchase price of the Stock made subject to Stock Options [a] prior to the first Qualified Public Offering (as defined in the Stock Option Agreement) for any stock dividend, stock split or similar transaction, as determined by the Board, declared or made with respect to all shares of capital stock of the Company prior to, but in connection with, such Qualified Public Offering, as determined by the Board, and [b] after the first Qualified Public Offering for any stock dividend, stock split or similar transaction, as determined by the Board. If any of the foregoing adjustments shall result in a fractional share, the fraction shall be disregarded, and the Company





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shall have no obligation to make any cash or other payment with respect to such a fractional share.

6.2 Section 83(b) ELECTION. Whenever property is transferred to a taxpayer in connection with performance of services, and such property is subject to a substantial risk of forfeiture (as that term is defined under Section 83 of the Code and applicable Treasury Regulations), the taxpayer may elect under
Section 83(b) of the Code to include in gross income (as compensation) the excess, if any, of the fair market value of such property over the purchase price. If this Section 83(b) election is made, no compensation income is subsequently recognized when the risk of forfeiture lapses. Any Optionee who makes a Section 83(b) election shall give timely notice to the Company of the statement required by the Treasury Regulations under Section 83 of the Code.

6.3 WITHHOLDING. Whenever compensation income is recognized by an Optionee with respect to a Stock Option, the Company may require (as a condition of Option exercise) the Optionee to make a withholding tax payment to the Company. The amount of such payment shall equal the amount of federal and state income tax that the Company or any Subsidiary is required to withhold with respect to the issuance of such Stock. To the extent the required withholding tax payment is not timely made by the Optionee, the Company or any Subsidiary may either withhold such payment from the Optionee's cash compensation or make such other arrangements as the Board determines.

6.4 NO EMPLOYMENT RIGHT. Nothing in this Plan shall confer upon the Optionee the right to continue in the employ of the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to discharge the Optionee at any time for any reason whatsoever, with or without cause (subject to any employment agreement between the Company or any Subsidiary and the Optionee). Neither the existence of this Plan, nor the grant or termination of any Stock Option under it, shall be the basis of any claim for damages or otherwise by an Optionee upon his or her termination of employment.

6.5 NO SHAREHOLDER RIGHTS. Prior to exercise of the Stock Option and the transfer of Stock to the Optionee, an Optionee shall have no rights as a shareholder with respect to any shares of Stock subject to any Stock Option granted to such person under this Plan. Except as provided in 6.1, no adjustment shall be made in the number of shares of Stock issued to an Optionee, or in any other rights of the Optionee upon exercise of a Stock Option by reason of any dividend, distribution, or other right granted to shareholders for which the record date is prior to the date of exercise of the Optionee's Stock Option.

6.6 TRANSFERABILITY RESTRICTIONS; REPURCHASE RIGHTS. No Stock Option, and no other rights acquired by an Optionee under this Plan, shall be assignable or transferable by an Optionee and all such rights are exercisable, during such person's lifetime, only by the Optionee; provided, however, that in the event the Optionee's Stock Option Agreement expressly permits the Stock Option to be exercised after the Optionee's death or disability, the Optionee's heirs or legal representatives, as





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the case may be, may exercise the Stock Option in accordance with, and subject to all of the terms and conditions of, this Plan and the Optionee's Stock Option Agreement. Any assignment, transfer, pledge, hypothecation or other disposition of any Stock Option contrary to the provisions of this Plan, and any levy of any attachment or similar process upon a Stock Option, shall be null and void and without effect. Upon the occurrence of such an event, the Board may, in its discretion, terminate the Stock Option. The Company may impose such transfer restrictions (not otherwise expressly provided for in this Plan) and repurchase rights on the Stock as the Board may from time to time deem appropriate. Such transfer restrictions and repurchase rights shall be set forth in the Optionee's Stock Option Agreement or in another written agreement between the Optionee and the Company.

6.7 DELIVERY. Delivery of any notice or document shall occur upon actual delivery to the recipient (including receipt of telecopy or facsimile transmission), and shall be deemed delivered the third day following mailing by U.S. certified mail, postage prepaid, return receipt requested, addressed to the recipient's then current mailing address. Any corporate officer or other authorized agent may receipt for any notice or document on behalf of the Company.

6.8 AMENDMENT. The Board may from time to time alter, amend, suspend or discontinue this Plan. However, no such action shall adversely affect the rights and obligations with respect to Stock Options which are then outstanding under this Plan.

6.9 EFFECTIVE DATE. This Plan has been adopted by the Board and became effective on January 31, 1997.





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